                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            -------------------------

                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): September 22, 2003 (September 19, 2003)



                                 EPICEDGE, INC.
             (Exact name of Registrant as specified in its charter)


            TEXAS                       001-15493                 75-1657943
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)




      5508 HIGHWAY TWO NINETY WEST
      SUITE 300
      AUSTIN, TEXAS                                                 78735
(Address of principal executive offices)                          (Zip Code)


       Registrant's Telephone Number, including area code: (512) 261-3346


                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 5.  OTHER EVENTS.

         As reported in our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, as of June 30, 2003, we were in default under our Loan and Security Agreement with Silicon Valley Bank ("SVB") dated November 6, 2002 as a result of our failure to comply with the tangible net worth covenant set forth in the Loan Agreement. As previously reported, we entered into a Loan Modification and Forbearance Agreement with SVB on July 9, 2003 whereby SVB agreed to forbear from exercising its rights and remedies under the Loan Agreement until the earlier of (a) October 7, 2003 or (b) the occurrence of a default under the agreement. As previously reported, the tangible net worth covenant was revised and our line of credit of up to $1.3 million was to mature November 5, 2003. As previously reported, the revised tangible net worth covenant would have been breached if our tangible net worth decreased by more than $30,000 from our tangible net worth as of June 30, 2003, which was $1,170,000. As stated in the June 30, 2003 Quarterly Report, we were unable to give any assurance that we would be able to maintain compliance with the revised tangible net worth covenant and we considered it unlikely that we would be able to avoid a breach of the tangible net worth covenant in the Loan Agreement prior to maturity of the loan.

         On September 19, 2003 the Company received a notice from SVB stating that SVB had determined that certain events of default had occurred under the Loan Agreement. The notice stated that SVB had determined that a Material Adverse Change (as defined in the Loan Agreement) had occurred in the general affairs, management, results of operations, financial condition and prospects of the Company, including a violation of the Company's tangible net worth covenant in the Loan Agreement for the August 2003 financial reporting period. The notice stated that SVB is entitled to exercise any and all remedies available to SVB under the Loan Agreement, including assessment of a default interest rate. The notice also stated that SVB declared the entire amount of the Company's obligations under the Loan Agreement immediately due and payable, and stated that the amount of the obligations at September 19, 2003 was $1,250,732.52.

         During September 2003 the Company's Chief Financial Officer, Robert Jensen, and the Company's Executive Vice President of Enterprise Solutions, Rob Cohan, each resigned to pursue other interests.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         EPICEDGE, INC.

                                         By:  /s/ Mark L. McManigal
                                              ----------------------------------
                                         Name:   Mark L. McManigal
                                         Title:  Interim Chief Executive Officer

Date: September 22, 2003